EXHIBIT 21.1
Subsidiaries of Affirmative Insurance Holdings, Inc.

Company	Jurisdiction of Incorporation/Formation

Affirmative Management Services, Inc.	Texas
Affirmative Services, Inc.	Texas
Affirmative Services Retail, Inc.	Texas
Affirmative Property Holdings, Inc.	Texas
Affirmative Underwriting Services, Inc.	Texas
Affirmative Insurance Services of Texas, Inc.	Texas
Affirmative Insurance Services of Pennsylvania, Inc.	Pennsylvania
Affirmative Insurance Services of Illinois, Inc.	Illinois
Affirmative Insurance Services of Florida, Inc.	Florida
Affirmative Insurance Services of South Carolina, Inc.	South Carolina
American Agencies Investments, Inc.	Delaware
American Agencies Insurance Services of Louisiana, Inc.	Louisiana
A-Affordable Managing General Agency, Inc.	Texas
Space Coast Holdings, Inc.	Delaware
Affirmative Premium Finance Holdings, Inc.	Delaware
Affirmative Premium Finance, Inc.	Delaware
Affirmative Insurance Group, Inc.	Texas
Affirmative Insurance Company	Illinois
Insura Property and Casualty Insurance Company	Illinois
Affirmative Insurance Company of Michigan	Michigan
USAgencies Casualty Insurance Company, Inc.	Louisiana
USAgencies Direct Insurance Company	New York
Affirmative Retail, Inc.	Texas
A-Affordable Insurance Agency, Inc.	Texas
Driver’s Choice Insurance Agencies, Inc.	South Carolina
Driver’s Choice Insurance Services, LLC	South Carolina
Fed USA Retail, Inc.	Florida
Instant Auto Insurance Agency of Arizona, Inc.	Arizona
Instant Auto Insurance Agency of Colorado, Inc.	Colorado
Instant Auto Insurance Agency of Indiana, Inc.	Indiana
Instant Auto Insurance Agency of New Mexico, Inc.	New Mexico
InsureOne Independent Insurance Agency, LLC	Illinois
Yellow Key Insurance Agency, Inc.	Illinois
Affirmative Franchising Group, Inc.	Texas
Fed USA Franchising Group, Inc.	Delaware
Fed USA Franchising, Inc.	Florida
Affirmative Alternative Distribution, Inc.	Texas
USAgencies, L.L.C.	Louisiana
LIFCO, L.L.C.	Louisiana
USAgencies Management Services, Inc.	Louisiana
Affirmative Insurance Holdings Statutory Trust I	Delaware
Affirmative Insurance Holdings Statutory Trust II	Delaware